Exhibit 21

LEUCADIA NATIONAL CORPORATION
Subsidiaries as of December 31, 2011

State/
Country of
Name	Incorporation

Sangart, Inc.	California
Baldwin Enterprises, Inc.	Colorado
BEI - Beach LLC	Delaware
BEI Italia Wireless LLC	Delaware
BEI Jeffvest, LLC	Delaware
BEI-Longhorn, LLC	Delaware
BIA Investments, LLC	Delaware
Chicago Clean Energy, LLC	Delaware
Conwed Plastics LLC	Delaware
Crimson Wine Group, Ltd.	Delaware
Garcadia Auto, LLC	Delaware
Indiana Gasification, LLC	Delaware
Keen Energy Services, LLC	Delaware
Lake Charles Cogeneration LLC	Delaware
Leucadia LLC	Delaware
Leucadia Aviation, Inc.	Delaware
Leucadia Energy, LLC	Delaware
Leucadia Investors, LLC	Delaware
LNG Development Company, LLC	Delaware
LUK-Fortescue, LLC	Delaware
LUK - HY Fund, LLC	Delaware
LUK-MB LLC	Delaware
LUK-MB1, LLC	Delaware
Mississippi Gasification, LLC	Delaware
MK Resources LLC	Delaware
National Beef California, L.P.	Delaware
National Beef Packing Company, LLC	Delaware
Oregon Pipeline Company, LLC	Delaware
Pine Ridge Winery, LLC	Delaware
Premier Entertainment Biloxi, LLC	Delaware
St. Andrew Bay Land Company, LLC	Florida
Idaho Timber, LLC	Idaho
Kansas City Steak Company, LLC	Missouri
LUK-REN, Inc.	New York
Phlcorp Holding LLC	Pennsylvania
Leucadia Financial Corporation	Utah
Leucadia International Corporation	Utah

Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2011.